TUCKER ANTHONY MUTUAL FUND
                               AMENDMENT NO. 4 TO
                       AGREEMENT AND DECLARATION 0F TRUST

     This Amendment No. 4 to the Agreement and Declaration of Trust dated December 22, 1980, as amended, is made at Boston, Massachusetts as of May 22, 1989 by the Trustees hereunder.

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Trustees wish to change the name of the Trust from "Tucker Anthony Mutual Fund" to "Freedom Mutual Fund"; and

     WHEREAS, the Trustees wish to change the name of the Series established and designated under or in accordance with the provisions of Article IV from "Tucker Anthony Cash Management Fund" to "Freedom Cash Management Fund" and from "Tucker Anthony Government Securities Fund" to "Freedom Government Securities Fund"; and

     WHEREAS, the Trustees have the authority, under Section 8.3(c) of the Agreement and Declaration of Trust, to make amendments to the Agreement and Declaration of Trust to change the name of the Trust and any of the Series by an instrument in writing signed by a majority of the then Trustees, without the necessity of a shareholder vote;

     NOW, THEREFORE, the Trustees hereby amend the Agreement and Declaration of Trust as heretofore in effect as follows:

     (a) Section 1.1 shall be deleted and replaced in its entirety with the following:











     Section 1.1 Name. This Trust shall be known as "Freedom Mutual Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.


     (b) Section 4.2, as amended, shall be further amended by changing the name of the Series designated as "Tucker Anthony Cash Management Fund" to "Freedom Cash Management Fund" and by changing the name of the Series designated as "Tucker Anthony Government Securities Fund" to "Freedom Government Securities Fund."

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in the City of Boston, Massachusetts for themselves and their assigns, as of the day first written above.



                                                  /s/ Hugh A. Dunlap, Jr.
                                                  -----------------------
                                                  Hugh A. Dunlap, Jr.

                                                  /s/ Arthur J. Petone
                                                  -----------------------
                                                  Arthur J. Petone

                                                  /s/ William A. Barron
                                                  -----------------------
                                                  William A. Barron

                                                  /s/ Ralph Lowell, Jr.
                                                  -----------------------
                                                  Ralph Lowell, Jr.

                                                  /s/ Richard A. Farrell
                                                  -----------------------
                                                  Richard A. Farrell

                                                  /s/ Patrick Grant
                                                  -----------------------
                                                  Patrick Grant

                 YP-0429/T
                                        2



                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, SS:                                                  Date: May 22, 1989


     Personally  appeared before me the above-named Hugh A. Dunlap,  Jr., Arthur
J. Petone, William A. Barron III, Ralph Lowell, Jr., Richard A. Farrell and Partick Grant and made oath that the foregoing statement is true.


                                                       /s/ John J. Danello
                                                       -------------------
                                                       Notary Public

(SEAL)

                                                       My commission expires:

                                                           12-5-91
                                                       -----------------
YP-0409/T